First Quarter 2023 Earnings Results April 25, 2023

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•First quarter sales were $2,180 million, up 22 percent compared to last year.
•First quarter reported diluted earnings per share from continuing operations was $1.95, up 61 percent versus last year; adjusted diluted earnings per share from continuing operations was $2.05, up 55 percent versus last year.
•Primary sales drivers in the quarter were favorable ship volumes, product mix and net pricing partially offset by higher finance interest.
•Market share gains across all segments.
•Retail sales for the quarter were down five percent versus last year and up 14 percent versus 2019; strong performance in Snow, as well as sustained demand in utility Off Road and Indian Motorcycle, more than offset softness in recreational Off Road.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ending March 31, 2023	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,179.7	22%	$2,179.7	22%
Gross profit margin	21.5%	+172 bps	21.5%	+170 bps
Total operating expenses	$324.9	23%
Net income from continuing operations attributable to Polaris	$113.4	53%	$119.0	47%
Net income from continuing operations attributable to Polaris margin	5.2%	+105 bps
Adjusted EBITDA Margin			10.9%	+172 bps
Diluted EPS from continuing operations attributable to Polaris	$1.95	61%	$2.05	55%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
We started the year off strong delivering on our sales, margin and EPS expectations, as well as share gains across the portfolio. In January, we promised 2023 would bring industry-leading vehicle news, and with the recent launch of our fully redesigned RZR XP and production underway of our all-electric RANGER XP Kinetic, we are just getting started on that commitment and believe we will continue this momentum throughout the year. While retail remains mixed, we are seeing good signs within the business as we enter the spring selling season. We remain agile and confident in our ability to execute against our plans, drive profitable growth and bring compelling offerings to dealers and customers in 2023.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (April 25, 2023) - Polaris Inc. (NYSE: PII) (the "Company") today released first quarter 2023 results. The Company reported worldwide sales of $2,180 million, up 22 percent versus the first quarter of 2022. North America sales of $1,842 million represented 85 percent of total company sales and increased 24 percent from $1,491 million in 2022. International sales of $338 million represented 15 percent of total company sales and increased 16 percent versus the first quarter of 2022. Sales growth in the first quarter of 2023 was driven by sustained shipment momentum supported by continued improvement in the supply chain supporting share gains in Off Road and On Road, as well as favorable net pricing and product mix.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

First Quarter 2023 Earnings Results
As reported, first quarter net income from continuing operations attributable to Polaris of $113 million increased 53 percent and diluted earnings per share from continuing operations ("EPS") of $1.95 increased 61 percent compared to the first quarter of 2022. Adjusted net income from continuing operations attributable to Polaris for the quarter was $119 million, up 47 percent and adjusted EPS was $2.05, up 55 percent, in each case as compared to the first quarter of 2022.

Gross profit margin increased 172 basis points to 21.5 percent for the first quarter. Adjusted gross profit margin of 21.5 percent increased 170 basis points driven by favorable net pricing and better product mix partially offset by higher finance interest.

Operating expenses were $325 million in the first quarter of 2023 compared to $264 million in the first quarter of 2022 due to higher marketing, general and administrative expenses. Operating expenses, as a percentage of sales, of 14.9 percent were up slightly in the first quarter of 2023 compared to the first quarter of 2022.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q1 2023	Q1 2022	Change	Q1 2023	Q1 2022	Change
Off Road	$1,591.8	$1,342.1	19%	20.8%	19.3%	+155 bps
On Road	$323.5	$227.9	42%	21.4%	18.1%	+331 bps
Marine	$264.4	$211.5	25%	23.3%	22.0%	+129 bps

Off Road segment results were primarily driven by these factors:

•Sales were driven by higher volume and favorable net pricing partially offset by higher finance interest.
•Parts, Garments and Accessories (PG&A) sales were flat.
•Gross profit margin performance was driven by favorable net pricing and lower cost premiums, more than offsetting higher finance interest.
•Snow season-end retail was up low-single digits percent versus the industry estimate of down low-single digits percent.
•Polaris North America ORV unit retail sales were down 10 percent. Estimated North America industry ORV unit retail sales were down low-double digits percent.

On Road segment results were primarily driven by these factors:

•Sales were bolstered by better product availability given an improving supply chain environment, as well as favorable product mix, partially offset by lower net pricing and higher finance interest.
•PG&A sales increased 19 percent.
•Gross profit margin performance was driven by favorable product mix and higher volumes.
•North America unit retail sales for Indian Motorcycle were flat. North America unit retail sales for the comparable motorcycle industry were down low-double digits percent.

Marine segment results were primarily driven by these factors:

•Sales results were driven by favorable net pricing and product mix, as well as healthier inventory levels heading into prime selling season.
•Gross profit margin performance was largely driven by favorable product mix and net pricing.

2023 BUSINESS OUTLOOK
The Company continues to expect 2023 sales to be flat to up five percent versus 2022. The Company continues to expect adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be down three percent to up three percent versus 2022.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

First Quarter 2023 Earnings Results
The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income from continuing operations attributed to Polaris Inc. common shareholders, EBITDA, net income per diluted share from continuing operations attributed to Polaris Inc. common shareholders and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2023 first quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 0759027. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending, including recessionary conditions; the severity and duration of the pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

First Quarter 2023 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended March 31,
	2023	2022
Sales	$2,179.7	$1,781.5
Cost of sales	1,710.5	1,428.6
Gross profit	469.2	352.9
Operating expenses:
Selling and marketing	137.6	111.6
Research and development	96.5	80.8
General and administrative	90.8	71.7
Total operating expenses	324.9	264.1
Income from financial services	16.8	11.4
Operating income	161.1	100.2
Non-operating expense:
Interest expense	28.3	11.8
Other (income) expense, net	(12.4)	(3.3)
Income from continuing operations before income taxes	145.2	91.7
Provision for income taxes	31.6	17.6
Net income from continuing operations	113.6	74.1
Loss from discontinued operations, net of tax	—	(4.2)
Net income	113.6	69.9
Net income attributable to noncontrolling interest	(0.2)	—
Net income attributable to Polaris Inc.	$113.4	$69.9

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$113.6	$74.1
Less net income attributable to noncontrolling interest	(0.2)	—
Net income from continuing operations attributable to Polaris Inc. common shareholders	113.4	74.1
Loss from discontinued operations attributable to Polaris Inc. common shareholders	—	(4.2)
Net income attributable to Polaris Inc.	$113.4	$69.9

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$1.98	$1.23
Discontinued operations	$—	$(0.07)
Basic	$1.98	$1.16

Continuing operations	$1.95	$1.21
Discontinued operations	$—	$(0.07)
Diluted	$1.95	$1.14

Weighted average shares outstanding:
Basic	57.4	60.3
Diluted	58.1	61.2

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

First Quarter 2023 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	March 31, 2023	March 31, 2022

Assets
Current assets:
Cash and cash equivalents	$322.9	$367.1
Trade receivables, net	324.6	240.1
Inventories, net	1,947.2	1,731.0
Prepaid expenses and other	190.1	139.6
Income taxes receivable	2.5	2.2
Current assets held for sale	—	175.1
Total current assets	2,787.3	2,655.1
Property and equipment, net	1,058.4	931.7
Investment in finance affiliate	96.5	33.3
Deferred tax assets	221.2	153.8
Goodwill and other intangible assets, net	907.7	929.0
Operating lease assets	111.6	111.3
Other long-term assets	107.2	90.9
Long-term assets held for sale	—	223.8
Total assets	$5,289.9	$5,128.9
Liabilities and Equity
Current liabilities:
Current financing obligations	$553.6	$553.3
Accounts payable	870.1	955.4
Accrued expenses	832.0	597.5
Other current liabilities	42.7	37.2
Current liabilities held for sale	—	107.5
Total current liabilities	2,298.4	2,250.9
Long-term financing obligations	1,549.3	1,394.0
Other long-term liabilities	273.6	286.0
Long-term liabilities held for sale	—	66.0
Total liabilities	$4,121.3	$3,996.9
Deferred compensation	13.8	11.4
Equity:
Total shareholders’ equity	1,152.1	1,118.6
Noncontrolling interest	2.7	2.0
Total equity	1,154.8	1,120.6
Total liabilities and equity	$5,289.9	$5,128.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 5

First Quarter 2023 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Three months ended March 31,
	2023	2022
Operating Activities:
Net income	$113.6	$69.9
Loss from discontinued operations, net of tax	—	4.2
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	61.8	56.6
Noncash compensation	14.7	13.3
Noncash income from financial services	(8.7)	(2.3)
Deferred income taxes	(10.5)	9.4
Other, net	(0.7)	(0.8)
Changes in operating assets and liabilities:
Trade receivables	19.1	(12.0)
Inventories	(47.6)	(220.3)
Accounts payable	20.3	180.1
Accrued expenses	(65.2)	(159.2)
Income taxes payable/receivable	29.5	(0.4)
Prepaid expenses and other, net	(2.1)	23.1
Net cash provided by (used for) operating activities of continuing operations	124.2	(38.4)
Net cash used for operating activities of discontinued operations	—	(10.7)
Net cash provided by (used for) operating activities	124.2	(49.1)
Investing Activities:
Purchase of property and equipment	(94.4)	(55.8)
Investment in finance affiliate, net	5.3	18.2
Net cash used for investing activities of continuing operations	(89.1)	(37.6)
Net cash used for investing activities of discontinued operations	—	(1.6)
Net cash used for investing activities	(89.1)	(39.2)
Financing Activities:
Borrowings under financing obligations	573.4	568.0
Repayments under financing obligations	(528.4)	(420.2)
Repurchase and retirement of common shares	(62.8)	(172.3)
Cash dividends to shareholders	(37.0)	(37.9)
Proceeds from stock issuances under employee plans	13.2	13.9
Net cash used for financing activities	(41.6)	(48.5)
Impact of currency exchange rates on cash balances	4.9	(0.3)

Net decrease in cash, cash equivalents and restricted cash	(1.6)	(137.1)
Cash, cash equivalents and restricted cash at beginning of period	339.7	529.1
Cash, cash equivalents and restricted cash at end of period	$338.1	$392.0

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$322.9	$367.1
Current assets held for sale	—	8.3
Other long-term assets	15.2	16.6
Total	$338.1	$392.0

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 6

First Quarter 2023 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended March 31,
	2023	2022
Gross profit	469.2	352.9
Restructuring & realignment (1)	—	0.2
Adjusted gross profit	469.2	353.1

Income from continuing operations before income taxes	145.2	91.7
Restructuring & realignment (1)	0.7	3.8
Intangible amortization (2)	4.4	5.0
Class action litigation expenses (3)	2.1	0.1
Adjusted Income from continuing operations before income taxes	152.4	100.6

Net income from continuing operations attributable to Polaris Inc.	113.4	74.1
Restructuring & realignment (1)	0.6	2.9
Intangible amortization (2)	3.4	3.8
Class action litigation expenses (3)	1.6	0.1
Adjusted net income from continuing operations attributable to Polaris Inc.(4)	119.0	80.9

Diluted EPS from continuing operations attributable to Polaris Inc.	$1.95	$1.21
Restructuring & realignment (1)	0.01	0.05
Intangible amortization (2)	0.06	0.06
Class action litigation expenses (3)	0.03	—
Adjusted EPS from continuing operations attributable to Polaris Inc. (4)	$2.05	$1.32

Sales	$2,179.7	$1,781.5

Net income from continuing operations	$113.6	$74.1
Provision for income taxes	31.6	17.6
Interest expense	28.3	11.8
Depreciation	57.4	51.6
Intangible amortization (2)	4.4	5.0
Restructuring & realignment (1)	0.7	3.8
Class action litigation expenses (3)	2.1	0.1
Adjusted EBITDA	$238.1	$164.0
Adjusted EBITDA Margin	10.9%	9.2%

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation costs
(2) Represents amortization expense for acquisition-related intangible assets
(3) Represents adjustments for certain class action litigation-related expenses
(4) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2023 and 2022, except for non-deductible items

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 7

First Quarter 2023 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Three months ended March 31,
	2023	2022

Net cash provided by (used for) operating activities of continuing operations	$124.2	$(38.4)
Purchase of property and equipment	(94.4)	(55.8)
Investment in finance affiliate, net	5.3	18.2
Adjusted free cash flow	$35.1	$(76.0)

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended March 31,
SEGMENT GROSS PROFIT	2023	2022
Off Road segment gross profit	$331.6	$258.7
No adjustment	—	—
Adjusted Off Road segment gross profit	331.6	258.7

On Road segment gross profit	69.2	41.2
No adjustment	—	—
Adjusted On Road segment gross profit	69.2	41.2

Marine segment gross profit	61.5	46.5
No adjustment	—	—
Adjusted Marine segment gross profit	61.5	46.5

Corporate segment gross profit	6.9	6.5
Restructuring & realignment (1)	—	0.2
Adjusted Corporate segment gross profit	6.9	6.7

Total gross profit	469.2	352.9
Total adjustments	—	0.2
Adjusted total gross profit	$469.2	$353.1

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 8

First Quarter 2023 Earnings Results

NON-GAAP ADJUSTMENTS
First Quarter 2023 Results & 2023 Full Year Guidance

Restructuring and Realignment Costs
Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring activities across the organization to increase efficiency and focus its business including divesting of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. For the first quarter of 2023, the Company has recorded combined costs totaling $0.7 million which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the first quarter of 2023, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2023 Adjusted Guidance
2023 adjusted guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $5 million, and approximately $10 million for class action litigation-related expenses. Intangible amortization of approximately $20 million related to all acquisitions has also been excluded.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9